Exhibit 10.27

SEERGATE, LTD

BALANCE SHEET SCHEDULE IN ISRAELI SHEKELS AND US DOLLARS

AS OF MARCH 31, 2015

	Sum (ILS)	Sum (USD)
	Unaudited	Unaudited

Current Assets
Cash	$417,275	$100,755
Prepaid accounts payable	36,896	9,837
Prepaid expense	2,450	654
Total Current Assets	456,621	111,246

Fixed Assets - Net	92,320	25,218
Total Fixed Assets - Net	92,320	25,218
Total Assets	$548,941	$136,464

Current Liabilities
VAT - Net (Debit and Credit)	$(1,008)	$(685)
Accounts payable and accrued expenses	19,842	5,731
Credit and debit funds	19,447	5,097
Credit cards	11,674	600
Employees	29,827	7,540
Institutions	107,169	27,627
Total Current Liabilities	186,951	45,910

Long-Term Liabilities
Shareholders	250,005	68,375
Shareholders and Investors	16,326,916	4,292,436
Long-term loans	2,243,613	619,029
Total Long-Term Liabilities	18,820,534	4,979,840

Equity Capital
Capital stock	3,340,414	858,630
Prior retained earnings	(21,193,164)	(5,595,185)
Retained earnings	(605,794)	(152,731)
Total Equity Capital	(18,458,544)	(4,889,286)

Total Liabilities & Shareholders' Equity	$548,941	$136,464